                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FONEFRIEND, INC.
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                                33-0611753
       --------                                                ----------
(State of Incorporation)                                (I.R.S. Employer ID No.)


                          2722 Loker Avenue--Suite G, H
                               Carlsbad, CA 92008
                    (Address of principal executive offices)

        2002 NON-EMPLOYEE DIRECTOR AND CONSULTANT RETAINER STOCK PLAN AND
        -----------------------------------------------------------------
                          EMPLOYEE STOCK INCENTIVE PLAN
                          -----------------------------
                            (Full title of the Plan)

                            The Company Corporation
                        2711 Centerville Road, Suite 400
                              Wilmington, DE 19808
                     (Name and address of agent for service)

                                 (302) 658-7581
          (Telephone number, including area code, of agent for service)

                                            CALCULATION OF REGISTRATION FEE

                                                      Proposed             Proposed
       Title of Class of                              Maximum              Maximum              Amount of
       Securities to be          Amount to be         Offering Price       Aggregate            Registration
          Registered              Registered          Per Share            Offering Price       Fee
          ----------              ----------          ---------            --------------       ---
     Common Stock               1,100,000             $0.0003 (1)          $ 330                $.03
     ($.001 par value)
     Common Stock               3,500,000             $0.001 (2)           $3,500               $.32
     ($.001 par value)

(1) Calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the issuance price of the Award Shares is not known: average of the bid and ask prices as of December 22, 2002 (within 5 business days prior to the date of filing the registration statement). See 2002 Non-Employee Director And Consultant Retainer Stock Plan And Employee Stock Incentive Plan, attached as Exhibit 4.1 to this Form S-8 for shares of Common Stock representing Award Shares thereunder.

(2) Calculated under Rule 457(h)(1): deemed issuance price as set forth in the 2002 Non-Employee Director And Consultant Retainer Stock Plan And Employee Stock Incentive Plan, attached as Exhibit 4.1 to this Form S-8 for shares of Common Stock representing Option Shares thereunder.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants will be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and will include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above, including, the Registrant's Quarterly Report on Form 10-Q (or as amended on Form 10-Q/A) for the quarters ended June 30, 2002 and September 30, 2002, respectively.

(c) A Special Report, Form 8-K filed on December 5, 2002 and Form 8-K/A filed on December 26, 2002 reporting that the Registrant completed its acquisition of all the assets of FoneFriend, Inc., a Nevada corporation, pursuant to an Amended and Restated and Plan of Merger, dated as of June 12, 2002, by and among FoneFriend, Inc. and the Registrant. Pursuant to the Plan of Merger, FoneFriend, Inc. was merged into the Registrant pursuant to a "C" type, tax-free reorganization, with the Registrant being the surviving corporation and changing its name to FoneFriend, Inc. and otherwise issuing shares of stock pursuant to the terms of the Plan of Merger.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Please see the Special Report, Form 8-K filed on December 5, 2002 which is incorporated by reference pursuant to Item 3. Also, we provide the following information:

         Authorized Stock:
         -----------------

         Our authorized stock consists of 200,000,000 authorized shares of common stock ("Common Stock"), par value $0.001 per share, 7,646,000 shares of which were outstanding as of December 5, 2002. The Registrant also has authorized 50,000,000 shares of Preferred Stock par value $0.001 per share, of which 820,361 shares of series A preferred stock is outstanding as of December 5, 2002.

         Common Stock:
         -------------

         Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Registrant; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. All shares of Common Stock issued and outstanding were fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

         Trading Market:
         ---------------

         The shares of Common stock of the Registrant will be trading under the symbol FFRD on the Over the Counter Bulletin Board. It is the intention of the Registrant to list the shares of Common Stock on the NASDAQ National Market System as promptly as practicable after the date hereof. These facts notwithstanding, the existence of trading on the Over the Counter Bulletin Board and the NASDAQ National Market System should not be deemed to constitute an established public trading market for the Common Stock and there can be no assurances that a market for the Registrant's securities will develop.

         Dividends
         ---------

         The Registrant has never declared dividends on its common stock and does not intend to declare dividends at any point in the foreseeable future.

         Equity Compensation Plans.
         --------------------------

         As of the date hereof, there are no equity compensation plans pursuant to which shares of the Registrant are authorized for issuance except as set forth in this Form S-8.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 (a)  Restated Certificate of Incorporation.

         The Restated Certificate of Incorporation of the Registrant provides the following with respect to indemnification:

         "The Corporation shall, to the fullest extent authorized by the General Corporation Law, indemnify fully, or if not possible, partially, each of its directors and persons who serve at its request as directors at another organization, including partnerships, joint ventures, trusts, employee benefit plans, in which it owns shares or of which it is a creditor (hereinafter collectively "Director"), against expenses, including fees and expenses of counsel and experts selected by any such Director (hereinafter "Expenses"), and any liabilities, including amounts of judgments, ERISA excise taxes, fines, penalties and amounts paid or to be paid in settlement (hereinafter "Liabilities") imposed upon or reasonably incurred by such Director or on his behalf in connection with any threatened, pending or completed claim, action, suit or other proceeding, whether civil, criminal, administrative or investigative, whether derivative or a third-party action, whether formal or informal, including audits, the activities of, or service upon special committees of the board and other forms of alternate dispute resolution, such as arbitration proceedings (hereinafter collectively "Proceedings"), in which such Director may be involved or with which he may be threatened as a party, whether as plaintiff or defendant, or otherwise, including, but not limited to, subpoenaed testimony in investigative proceedings, while in office or thereafter, by reason of the fact that he is, or was, or has agreed to become, such Director or his acts or omissions as such Director, unless-with exception of court-ordered indemnification- such Director shall be unsuccessful in defending such Proceeding and finally adjudged in any legal proceeding not to have acted in good faith and in the reasonable belief that his action was in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not cover Liabilities toward the corporation resulting either from claims by the corporation or derivative suits; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

         Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies."

         The Restated Certificate of Incorporation also provides with respect to Exculpation as follows:

         "No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (I) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and dos not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended."

(b)  Bylaws.

         The bylaws of the Registrant provide the following with respect to indemnification:

"SECTION 7.  AUTHORIZED PAYMENTS AND REIMBURSEMENTS.
----------------------------------------------------

         The Board of Directors may authorize the Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former director, officer, or employee of this Corporation in an action brought by a third party against such person, whether or not the Corporation is joined as a party defendant, to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer, or employee, or by the Corporation, or by both provided that, the Board of Directors determines in good faith that such director, officer, or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the Corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Corporation by a shareholder or a holder of a voting trust certificate representing shares of the Corporation. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a director, officer, or employee, and the term "person" where used in the foregoing shall include the estate, executor, administrator, heirs, legatees, or devisees of such person "

                                   ARTICLE IX

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         SECTION 1. AGENTS, PROCEEDINGS AND EXPENSES.
         --------------------------------------------

         For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was a director, officer, employee or other agent of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

         SECTION 2. ACTIONS OTHER THAN BY THE CORPORATION.
         -------------------------------------------------

         The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         SECTION 3. ACTIONS BY THE CORPORATION.
         --------------------------------------

         The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 3 for any of the following:

                  (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the Corporation in the performance of that person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that the court shall determine;

                  (b) Of amounts paid in settling or otherwise disposing of a pending action, without court approval; or

                  (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         SECTION 4. SUCCESSFUL DEFENSE BY AGENT.
         ---------------------------------------

         To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         SECTION 5. REQUIRED APPROVAL.
         -----------------------------

         Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by any of the following:

                  (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding;

                  (b) If a quorum as described in Section 5(a) of this Article is not obtainable, by independent legal counsel in a written opinion;

                  (c) Approval by the affirmative vote of a majority of the shares of the Corporation represented and voting at a duly held meeting at which quorum is present (which shares voting also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

                  (d) The court in which the proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

         SECTION 6. ADVANCE OF EXPENSES.
         -------------------------------

         Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

         SECTION 7. OTHER CONTRACTUAL RIGHTS.
         ------------------------------------

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Certificate of Incorporation of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

         SECTION 8. LIMITATIONS.
         -----------------------

         No indemnifications or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstances where it appears:

                  (a) That it would be inconsistent with a provision of the Certificate of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 9. INSURANCE.
         ---------------------

         The Corporation shall, if so authorized by the Board, purchase and maintain insurance on behalf of any agent of the Corporation or its subsidiaries selected by the Board in its authorization, or designated in the policy of insurance so purchased, against such liabilities asserted against or incurred by the agent (in his capacity as agent or arising out of his status as such) as may be set forth in such authorization or in such policy of insurance, in each case upon such terms and conditions, and subject to such limitations, as the Board in its sole and absolute discretion determines to be appropriate, its general authorization to purchase or maintain any policy of insurance to conclusively establish that it has determined all of the terms, conditions, and limitations set forth in the policy of insurance in the form so purchased to be appropriate, and the power to purchase and maintain such insurance shall exist regardless of whether the Corporation would have the power to indemnify the agent against the insured liabilities under the provision of this Article. The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

                  (a) the purchase and maintenance of the policy is authorized by the Certificate of Incorporation of the association and is limited to the extent provided in subdivision (d) of Section 204 of the General Corporation Law;

         (b(1) the company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (2) the company issuing the policy provides procedures for processing claims that do not permit the company to be subject to the direct control of the Corporation, and (3) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other hand, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished shall be obtained from some unaffiliated insurer or re-insurer.

                  (c) Section 145 of the Delaware General Corporation Law provides as follows:

"ss.145. Indemnification of officers, directors, employees and agents;
insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

         ITEM 8. EXHIBITS.

                  The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

         ITEM 9. UNDERTAKINGS.

              The undersigned Registrant hereby undertakes:

                  (a) (i) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                        (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        (iii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                        (iv) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a- 3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

         (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Carlsbad, on December 6, 2002.

                          Fonefriend, Inc.
                          (formerly known as Universal Broadband Networks, Inc.)

                                  By: /s/ Jackelyn Giroux
                                      --------------------------------
                                      Jackelyn Giroux, President


                            Special Power of Attorney

         The undersigned constitute and appoint Jackelyn Giroux their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

  Signature                           Title                         Date

/s/ Jackelyn Giroux             President/Director              December 6, 2002

/s/ Dennis H. Johnston          Secretary/Treasurer/Chief       December 6, 2002
                                Financial Officer (principal
                                financial and accounting officer)
                                Director

/s/ Francois Van Der Hoeven     Director                        December 6, 2002

                                  EXHIBIT INDEX

        Number                    Description

         4.1 2002 Non-Employee Director and Consultant Retainer Stock Plan and Employee Stock Incentive Plan (see below).

         5.       Opinion Re: Legality (see below).

         23.1     Consent of Accountants (see below).

         23.3     Consent of Counsel (see below).






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